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                                                                     EXHIBIT 5.1


                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109


                                                                    May 31, 2000

Staples, Inc.
500 Staples Drive
Framingham, MA  01702

         Re:  STAPLES, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 125,000 shares of Staples Retail and Delivery Common Stock ("Staples RD Stock") and 125,000 shares of Staples.com Common Stock ("Staples.com Stock"), $0.0006 par value per share (the "Shares"), of Staples, Inc., a Delaware corporation (the "Company"), issuable under the Staples, Inc. International Employee Stock Purchase Plan (the "Plan").

         We have examined the Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Staples RD Stock and Staples.com Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                Very truly yours,

                                /s/ Hale and Dorr LLP
                                -----------------------------
                                HALE AND DORR LLP




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